Exhibit 10.8

BUCKEYE PARTNERS, L.P.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

Effective January 1, 2013

The Board of Directors of Buckeye GP LLC has adopted the Buckeye Partners, L.P. Non-Employee Director Deferred Compensation Plan (the “Plan”) for the benefit of non-employee members of the Company’s Board of Directors.

SECTION 1. ESTABLISHMENT OF PLAN; PURPOSE.

The Plan is established to permit Eligible Directors of the Company a means for the elective deferral of fees payable to Directors of the Company in the manner described below. The Plan is intended to enable the Company to attract, retain and motivate qualified Directors and to enhance the long-term mutuality of interest between Directors and the LP Unit holders of the Partnership.

SECTION 2. DEFINITIONS.

When used in the Plan, the following terms shall have the definitions set forth in this Section:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules under the Exchange Act. Notwithstanding the foregoing, Buckeye Pipe Line Services Company shall be considered an Affiliate of the Company and any reference to an Affiliate in the Plan shall include an Affiliate of the Company or the Partnership, as applicable.

“Board of Directors” shall mean the Board of Directors of the Company as constituted from time to time.

“Change of Control” shall have the same meaning as set forth in the LTIP; provided, however, that in no event will a Change of Control be deemed to have occurred for purposes of the Plan unless the transaction constituting the “Change of Control” is also a “change in control event” for purposes of section 409A of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board of Directors, or such other committee as designated by the Board.

“Company” shall mean Buckeye GP LLC, a Delaware limited liability company, and any successor thereto.

“Compensation” shall mean the annual cash retainer fees earned by an Eligible Director for service as a Director and the annual cash retainer fees, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors.

“Deferred Unit Account” shall mean the unfunded bookkeeping account established by the Committee pursuant to the Plan in accordance with an election by an Eligible Director to defer Compensation and receive deferred compensation hereunder, measured in Units and paid in cash.

“Director” shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

“Distribution Equivalent Rights” shall mean an amount of hypothetical cash determined by multiplying the number of Units credited to an Eligible Director’s Deferred Unit Account by the per-Unit cash distribution, or the per-Unit fair market value (as determined by the Committee) of any distribution in consideration other than cash, paid by the Partnership on its LP Units.

“Effective Date” shall mean January 1, 2013.

“Eligible Director” shall mean a member of the Board of Directors who is not an employee of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a Unit shall mean the average, rounded to one cent ($0.01), of the highest and lowest sales prices of an LP Unit on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the composite tape for transactions on the New York Stock Exchange. In the event that there are no LP Unit transactions on the New York Stock Exchange on such day, the Fair Market Value shall be determined as of the immediately preceding day on which there were LP Unit transactions on that exchange. If LP Units are not publicly traded or, if publicly traded, are not subject to reported transactions as set forth above, the Fair Market Value per Unit shall be as determined by the Committee through any reasonable valuation method.

“Fixed Payment Date” shall mean the fixed date(s) set forth in the Eligible Director’s deferral election form; provided, however, that in all instances such fixed date(s) shall be at least two years following the last day of the calendar year for which the Compensation is deferred pursuant to the applicable deferral election form.

“LP Unit” shall mean a limited partnership interest in the Partnership.

“LTIP” shall mean the Buckeye Partners, L.P. 2009 Long-Term Incentive Plan, including any amendments or modifications thereto.

“Partnership” shall mean Buckeye Partners, L.P., a Delaware limited partnership or any successor thereto.

“Unit” shall mean a hypothetical unit representing the right to receive an LP Unit on a one for one basis.

SECTION 3. ADMINISTRATION.

The Committee shall have sole discretionary responsibility for the operation, interpretation, and administration of the Plan. Any action taken on any matter within the discretion of the Committee shall be final, conclusive, and binding on all parties. In order to discharge its duties hereunder, the Committee shall have the power and authority to remedy any errors, inconsistencies or omissions, to resolve any ambiguities, to adopt, interpret, alter, amend or revoke rules necessary to administer the Plan, to delegate its duties and to employ such outside professionals as may be required for prudent administration of the Plan. The records of the Committee with respect to the Plan shall be conclusive on all Eligible directors, all beneficiaries, and all other persons whomsoever. The Committee shall also have the right within the scope of its authority to enter into agreements on behalf of the Company necessary to administer the Plan. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

SECTION 4. DEFERRAL ACCOUNT; FIXED PAYMENT DATE ELECTION; VESTING; ADJUSTMENT.

4.1 Election to Defer; Fixed Payment Date Election. On or before December 31 of any calendar year, an Eligible Director may irrevocably elect to defer receipt of all or any part of any Compensation to be earned in respect of services rendered for the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Deferred Unit Account. Any person who first becomes an Eligible Director during any calendar year may elect, not later than the 30th day after he or she first becomes an Eligible Director, to defer payment of all or any part of his or her Compensation to be earned for services rendered for the portion of such calendar year following the date of the newly Eligible Director’s election in accordance with the requirements of Treas. Reg. section 1.409A-2(a)(7).

4.2 Method of Election. A deferral election and Fixed Payment Date distribution election shall be made by written notice filed with the Corporate Secretary of the Company (or a delegee) on the form and in the manner prescribed by the Committee. Deferral elections and Fixed Payment Date distribution elections are effective on a calendar year basis, and become irrevocable no later than the date specified by the Committee but in any event before the beginning of the calendar year for which the Compensation will be earned by the Eligible Director for services rendered during such calendar year. An Eligible Director’s Deferral election and/or Fixed Payment Date distribution election will become effective only if the forms required by the Committee have been properly completed and signed by the Eligible Director, timely delivered to the Committee, and accepted by the Committee. An Eligible Director who fails to file a deferral election before the required date will be treated as having elected not to defer any Compensation for the subsequent calendar year. An Eligible Director who timely makes a deferral election but fails to elect a Fixed Payment Date distribution election before the required date will be treated as not having elected a Fixed Payment Date distribution for the Compensation to be deferred for the subsequent calendar year and such Compensation shall be paid on the earlier of the date on which the Eligible Director’s service as a director terminates or the date on which a Change of Control occurs in accordance with Section 5.

4.3 Deferred Unit Account. Any Compensation allocated to the Deferred Unit Account shall be deemed invested in a number of Units equal to the quotient of (i) such Compensation divided by (ii) the Fair Market Value on the date the Compensation then being allocated to the Deferred Unit Account would otherwise have been paid. Fractional Units shall be credited to the Deferred Unit Account, but shall be rounded to the nearest tenth percentile, with amounts equal to or greater than .05 rounded up and amounts less than .05 rounded down.

4.4 Distribution Equivalent Rights. Eligible Directors shall be entitled to Distribution Equivalent Rights with respect to Units credited to the Eligible Director’s Deferred Unit Account. Distribution Equivalent Rights, if any, shall be credited to the Deferred Unit Account and paid at the same time any cash distribution shall be paid to an Eligible Director as in accordance with Section 5. Distribution Equivalent Rights will be denominated in hypothetical cash, not Units.

4.5 Adjustment. Each Eligible Director’s Deferred Unit Account shall be appropriately adjusted for any change in the number or kind of Units outstanding in accordance with Section 12 of the LTIP. Any adjustments determined by the Committee shall be final, binding and conclusive.

4.6 Vesting. An Eligible Director shall always be 100% vested in the Deferred Unit Account pursuant to this Section 4.

SECTION 5. DISTRIBUTIONS.

5.1 Timing and Form of Distributions. An Eligible Director’s Deferred Unit Account shall be distributed to an Eligible Director or an Eligible Director’s beneficiary in cash within 90 days of the earliest of: (i) the Fixed Payment Date elected by the Eligible Director in his or her deferral election form; (ii) the date on which the Eligible Director’s service as a Director terminates; or (iii) the date on which a Change of Control occurs.

5.2 Conversion of Units into Cash. Any Units credited to an Eligible Director’s Deferred Unit Account that will be distributed pursuant to Section 5.1, shall be converted into cash based on the Fair Market Value on the earliest to occur of the following dates: (i) the Fixed Payment Date elected by the Eligible Director in his or her deferral election form; (ii) the date on which the Eligible Director’s service as a Director terminates; or (iii) the date on which a Change of Control occurs.

SECTION 6. UNFUNDED STATUS.

The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. Any right to a Deferred Unit Account represents a contractual obligation of the Company or the Partnership to distribute cash as provided herein. Neither the Company, nor the Partnership nor any Affiliate has segregated or earmarked any assets for the benefit of an Eligible Director or his or her beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company, the Partnership or any Affiliate to do so. An Eligible Director and his or her beneficiary or estate shall have only an unsecured, contractual right against the Company, the Partnership or any Affiliate as a general creditor with respect to any rights hereunder, and such right shall not be deemed superior to the right of any other creditor.

SECTION 7. AMENDMENT AND TERMINATION.

The Plan may be amended, suspended, or terminated at any time (in whole or in part) by action of the Board of Directors or the Committee, with or without prior notice; provided, however, that no such amendment, suspension or termination shall reduce any Eligible Director’s Deferred Unit Account balance without the consent of the affected Eligible Director. The Committee may accelerate payment of all or a portion of an Eligible Director’s Deferred Unit Account upon termination of the Plan in accordance with Treas. Reg. section 1.409A-3(j)(4)(ix).

SECTION 8. GENERAL PROVISIONS.

8.1 Enforceability. The Plan shall be binding upon and inure to the benefit of the Company, the Partnership or any Affiliate, its successors and assigns, and the Eligible Directors and their beneficiaries, estates and legal representatives.

8.2 Applicable Law. The Plan shall be construed and administered in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

8.3 Beneficiary Designation. An Eligible Director may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following an Eligible Director’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective unless and until it is filed with the Secretary during an Eligible Director’s lifetime. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Eligible Director, the beneficiary shall be the Eligible Director’s estate. If an Eligible Director designates more than one beneficiary, the interests of such beneficiaries shall be paid in equal percentages, unless the Eligible Director has specifically designated otherwise.

8.4 No Right to Particular Assets. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust or any kind or any fiduciary relationship between the Company, the Partnership or any Affiliate and any Eligible Director, the beneficiary, estate or legal representative of such Eligible Director, or any other persons. Any reserves that may be established by the Company, the Partnership or any Affiliate in connection with Deferred Unit Accounts under the Plan shall continue to be treated as the assets of the Company, the Partnership or the applicable Affiliate for federal income tax purposes and remain subject to the claims of the Company, the Partnership or the applicable Affiliate’s creditors.

8.5 Nontransferability. The right of an Eligible Director or beneficiary to any payment under the Plan shall not be assigned, alienated, transferred, pledged or encumbered.

8.6 No Unitholder Rights. An Eligible Director shall not have any of the rights and privileges of an LP Unit holder with respect to Units credited to his or her Deferred Unit Account.

8.7 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision has not been included.

8.8 Entire Agreement. The Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Eligible Director and the Company, the Partnership or any Affiliates other than those set forth or provided for herein.

8.9 Notice. Any notice or filing required or permitted under the Plan shall be sufficient if in writing and if (i) hand-delivered or sent by telecopy or email; (ii) sent by registered or certified mail; or (iii) sent by nationally-recognized overnight courier. Such notice shall be deemed given as of (A) the date of delivery if hand-delivered or sent by telecopy or email; (B) as of the date shown on the postmark on the receipt for registration or certification, if delivery is by mail; or (C) on the first business day after dispatch, if sent by nationally-recognized overnight courier. In the case of the Company, mailed or couriered notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its Secretary. In the case of an Eligible Director, mailed or couriered notice to an Eligible Director or beneficiary shall be directed to the individual’s last known address in the Company’s records.

8.10 Incapacity. If any person entitled to any payment under the Plan is, in the judgment of the Committee, incapable of receiving such payment because of minority, illness, infirmity or other incapacity, the Committee may pay the amount due such person to a duly appointed legal representative, if there is one, or, if none, to the spouse, children, dependents, or such other persons with whom the person entitled to payment resides. Any such payment shall be a complete discharge of the liability of the Company, the Partnership, or any Affiliate and the Plan with respect to such payment.

8.11 Application of Section 409A of the Code. The Plan is intended to comply with the requirements of section 409A of the Code, and shall in all respects be administered in accordance with section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, distributions may only be made under the Plan upon an event and in a manner permitted by section 409A of the Code, and all payments to be made upon termination of service under the Plan may only be made upon a “separation from service” within the meaning of such term under section 409A of the Code. In no event shall an Eligible Director, directly or indirectly, designate the calendar year of payment, except as permitted by section 409A of the Code.